Press Release

2/7/2014

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING REPORTS 2013 PRELIMINARY HIGHLIGHTS

IMPROVED MARKET CONDITIONS AND ROBUST SALES CONTRIBUTE TO

POSITIVE RESULTS AND PROSPECTS FOR CONTINUED GROWTH

Washington, DC/Reston, VA — Comstock Holding Companies, Inc., (NASDAQ: CHCI), announced preliminary highlights for its homebuilding operation, including that new orders, unit deliveries, revenue, and backlog increased substantially during 2013.

Preliminary performance highlights for 2013 include:

•	Homebuilding revenue increased 364% to approximately $53.8 million from $11.6 million in 2012;
•	New orders increased 147% to 126 units, compared to 51 units in 2012;
•	Unit deliveries increased 138% to 107, compared to 45 unit deliveries in 2012;
•	Backlog at year-end 2013 of 28 units valued at $12.3 million, compared to nine units valued at $5.4 million at year-end 2012;
•	Community count increased to ten at year-end 2013 from five at year-end 2012;
•	Comstock’s pipeline of controlled land inventory expanded to approximately 637 lots at year-end 2013 from 354 lots at year-end 2012.

“Improving market conditions in the Washington, DC region and a relatively stable and healthy employment picture helped us put Comstock back on a growth path in 2013,” said Chairman and CEO Christopher Clemente. “We’re especially proud of the nearly fourfold increase in homebuilding revenue that we generated. We believe the limited supply of housing, affordability provided by attractive mortgage rates and improving consumer confidence should contribute to Comstock’s prospects for additional growth and enhanced results in 2014. We look forward to reporting our final financial results for the fourth quarter and full year 2013 in March 2014.”

Comstock continues to expand homebuilding operations in its core market of Washington, DC, focusing on highly desirable locations throughout the metropolitan region (Virginia, Maryland, and Washington, DC) where it is able to deliver a wide variety of reasonably priced housing products.

COMSTOCK COMMUNITIES NOW OPEN

•	City Homes at the Hampshires (Washington DC) — single-family homes priced from $699,900

•	Townes at the Hampshires (Washington DC) — townhomes priced from $479,900

•	Villas at East Gate (Chantilly, VA, Fairfax County) — townhome-style flats priced from the high $300s

•	Townes at Falls Grove (Manassas, VA, Prince William County) — townhome style condominiums priced from $279,900

•	Townes at Shady Grove (Rockville, MD, Montgomery County) — townhomes, adjacent to the Metro, priced from the high $500s

•	Townes at Maxwell Square (Frederick, MD, Frederick County) — townhomes in historic downtown Frederick priced from the mid $300s

COMSTOCK COMMUNITIES COMING SOON

•	Momentum at Shady Grove (Rockville, MD, Montgomery County) — mid-rise condominiums, adjacent to the Metro, priced from the mid $200s

•	Townes at Hallcrest (Sterling, VA, Loudoun County) — townhomes priced from the $400s

•	Executive Homes at Falls Grove (Manassas, VA, Prince William County) — single-family homes priced from the high $400s

•	Executive Homes at Leland Estates, (Fredericksburg, VA, Stafford County) — single-family homes priced from the upper $300s.

The financial results referenced herein are subject to completion of Comstock’s financial and accounting closing and review procedures.

About Comstock Holding Companies, Inc.

Comstock is a homebuilding and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and more than 5,500 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhouses, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments, has positioned Comstock as a leading residential developer and homebuilder in the Washington, D.C. metropolitan area. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, but are not limited to, any statement regarding any of Comstock’s preliminary fourth-quarter and full-year 2013 financial results or performance as well as anticipated performance in 2014. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements including the finalization of financial and operating results for the fourth quarter of 2013 and the audit of full-year 2013 results by our independent registered public accounting firm, incurring substantial indebtedness with respect to projects, the diversion of management’s attention and other negative consequences. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:	Investor Relations Contact:
Joe Squeri	Harriet Fried/Jody Burfening
Chief Financial Officer	LHA
703.230.1229	212.838.3777
jsqueri@comstockholding.com	hfried@lhai.com